UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2016

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2016, the Board of Directors of Flagstar Bancorp, Inc. ("Flagstar" or the "Company") adopted the 2016 long-term incentive program ("LTIP") and approved the award of restricted stock units for certain of its named executive officers. These awards were made under the new 2016 Stock Award and Incentive Plan, which was approved by the Company’s shareholders on that same date.

Lee M. Smith, Chief Operations Officer, James K. Ciroli, Chief Financial Officer, Stephen V. Figliuolo, Chief Risk Officer and Patrick M. McGuirk, General Counsel, received grants of restricted stock to be earned over three years subject to the terms of the LTIP. Specifically, the following awards were made: Mr. Smith received an award of restricted stock units worth $525,000, Mr. Ciroli received an award of restricted stock units worth $200,000, Mr. Figliuolo received restricted stock units worth $200,000 and Mr. McGuirk received restricted stock units worth $125,000.

The program design consists of 55 percent performance-based restricted stock units and 45 percent time-based restricted stock units. The time-based restricted stock units will vest in three increments, 25 percent on the first and second anniversaries of the grant date and 50 percent on the third anniversary of the grant date. The performance-based units are earned based upon the achievement of the earnings per share goals established for the two-year performance period, 2016 and 2017. Any earned performance-based units are then subject to an additional one-year vesting period. The Board set the earnings per share goals for the LTIP at a level the Board believes will enhance shareholder value.

This description of the LTIP awards is qualified in its entirety by reference to the 2016 LTIP Form of Award Letter, which will be signed by the awardees and is attached hereto as an exhibit.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the "Company") was held on May 24, 2016 (the "Annual Meeting"). A total of 53,282,260 shares of common stock were represented in person or by proxy, for 94.2 percent of the 56,557,895 shares of common stock outstanding on March 28, 2016, the record date. The final voting results of the four proposals presented to the Company’s stockholders at the Annual Meeting were as follows:

(i)	the election of the eight director nominees:

Name	For	Against	Abstain	Broker Non-Vote
Alessandro P. DiNello	46,219,920	4,585,162	64,608	2,412,570
Jay J. Hansen	50,432,074	371,148	66,468	2,412,570
John D. Lewis	46,874,835	3,929,237	65,618	2,412,570
David J. Matlin	40,902,229	9,901,879	65,582	2,412,570
Bruce E. Nyberg	45,106,709	5,697,533	65,448	2,412,570
James A. Ovenden	50,442,356	361,602	65,732	2,412,570
Peter Schoels	40,882,014	9,920,658	67,018	2,412,570
David L. Treadwell	50,442,458	360,690	66,542	2,412,570

(ii)	to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accountants for the year ending December 31, 2016.

For	Against	Abstain	Broker Non-Vote
53,216,358	50,122	15,780	—

(iii)	to adopt an advisory (non-binding) resolution to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
38,325,853	12,473,410	70,427	2,412,570

(iv)	to approve the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan.

For	Against	Abstain	Broker Non-Vote
38,025,122	12,772,118	72,450	2,412,570

Item 9.01    Financial Statements and Exhibits.

Exhibit No.    Description

10.1	Flagstar Bancorp, Inc. 2016 LTIP Form of Award Letter

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: May 25, 2016	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Flagstar Bancorp, Inc. 2016 LTIP Form of Award Letter